Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporate by reference in this Registration Statement on Form S-8 of Malvern Bancorp, Inc. (the “Company”) of our report dated December 26, 2012, relating to the Company’s consolidated financial statements for the year ended September 30, 2012, which appear in the Company’s Form 10-K for the year ended September 30, 2014 filed with the Securities and Exchange Commission on December 18, 2014.

/s/ Baker Tilly Virchow Krause, LLP

Allentown, Pennsylvania

September 30, 2015